EXHIBIT  3.1(I)
ARTICLES  OF  INCORPORATION


                        CERTIFICATE  OF  INCORPORATION

                                   OF

                            OWL  CAPITAL  CORP.

             Under  Section  402  of  the  Business  Corporation  Law

IT  IS  HEREBY  CERTIFIED  THAT:

(1)   The  name  of  the  Corporation  is:

                            OWL  CAPITAL  CORP.

(2) The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approval by law.

      For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

(3) The number of shares which the Corporation shall have the authority to issue is 200 Shares at no par value.

(4) The principal office of the corporation is to be located in the Town of Smithtown County of Suffolk State of New York.

(5) The Secretary of State is designed as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                             c/o  Paul  Creditor,  Esq.
                                  350 Veterans Memorial Highway
                                  Commack,  NY  11725

The  undersigned  incorporator  is  of  the  age  of  eighteen  years  or older.

IN WITNESS WHEREOF, this certificate has been subscribed this 25th day of August, 1983 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


/s/  Dolores Dorsey                   500 Central Avenue, Albany, NY 12206
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Dolores  Dorsey, Incorporator         Address


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